Exhibit 4.2

Execution Version

TENET HEALTHCARE CORPORATION

AND THE GUARANTORS FROM TIME TO TIME PARTY HERETO

Fourteenth Supplemental

Indenture

Dated as of November 21, 2011

(Supplemental to Indenture Dated as of November 6, 2001)

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

6.250% Senior Secured Notes Due 2018

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EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF TRANSFEREE
Exhibit E	FORM OF NOTATION OF GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE

ii

FOURTEENTH SUPPLEMENTAL INDENTURE, dated as of November 21, 2011, among Tenet Healthcare Corporation, a corporation duly organized and existing under the laws of the State of Nevada (herein called the “Company”), the Guarantors (as defined herein) from time to time party hereto and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York (herein called “Trustee”);

RECITALS:

WHEREAS, the Company has heretofore executed and delivered to The Bank of New York, as predecessor trustee to the Trustee, an Indenture, dated as of November 6, 2001 (the “Existing Indenture”, and the Existing Indenture, as supplemented by this Fourteenth Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (herein and therein called the “Securities”), to be issued in one or more series as provided in the Existing Indenture;

WHEREAS, Section 901 of the Existing Indenture permits the Company and the Trustee to enter into an indenture supplemental to the Existing Indenture to provide for the issuance of and establish the form and terms and conditions of any additional series of Securities;

WHEREAS, Sections 201, 301 and 901 of the Existing Indenture permit the form of notes of each additional series of notes to be established pursuant to an indenture supplemental to the Existing Indenture;

WHEREAS, Section 301 of the Existing Indenture permits certain terms of any additional series of notes to be established pursuant to an indenture supplemental to the Existing Indenture;

WHEREAS, pursuant to resolutions of the Board of Directors of the Company adopted at a meeting duly called on August 3, 2011, and the resolutions of the pricing committee of the Board of Directors of the Company adopted at a meeting duly called on November 4, 2011, the Company has authorized the issuance of up to $900 million in aggregate principal amount of 6.250% Senior Secured Notes due 2018 (such 6.250% Senior Secured Notes due 2018, in an unlimited amount, the “Notes”);

WHEREAS, the Company has duly authorized the execution and delivery of this Fourteenth Supplemental Indenture to establish the form and terms of the Notes;

WHEREAS, all things necessary to make this Fourteenth Supplemental Indenture a valid and legally binding agreement according to its terms have been done; and

WHEREAS, the foregoing recitals are made as statements of fact by the Company and not by the Trustee;

NOW, THEREFORE, THIS FOURTEENTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the issuance of the Notes provided for herein, it is mutually agreed, for the equal and proportionate benefit of all holders of the Notes, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1. Relation to Existing Indenture

This Fourteenth Supplemental Indenture constitutes an integral part of the Existing Indenture (the provisions of which, as modified by this Fourteenth Supplemental Indenture, shall apply to the Notes) in respect of the Notes but shall not modify, amend or otherwise affect the Existing Indenture insofar as it relates to any other series of Securities or affect in any manner the terms and conditions of the Securities of any other series. To the extent any provision of this Fourteenth Supplemental Indenture conflicts with the express provisions of the Existing Indenture, the provisions of this Fourteenth Supplemental Indenture shall govern and be controlling.

Section 1.2. Definitions

For all purposes of this Fourteenth Supplemental Indenture, the capitalized terms used herein (i) which are defined in this Section 1.2 have the respective meanings assigned thereto in this Section 1.2, and (ii) which are defined in the Existing Indenture (and which are not defined in this Section 1.2) have the respective meanings assigned thereto in the Existing Indenture. For all purposes of this Fourteenth Supplemental Indenture:

1.2.1 All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Fourteenth Supplemental Indenture;

1.2.2 The terms “hereof”, “herein”, “hereby”, “hereto”, “hereunder” and “herewith” refer to this Fourteenth Supplemental Indenture; and

1.2.3 The following terms, as used herein, have the following meanings:

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes issued in reliance on Rule 144A.

“Act of Required Stock Secured Debtholders” means, as to any matter at any time:

(1) prior to the Discharge of First-Priority Stock Secured Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of more than 50% of the sum of:

(a) the aggregate outstanding principal amount of First-Priority Stock Secured Debt (including outstanding letters of credit whether or not then available or drawn); and

(b) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute First-Priority Stock Secured Debt; and

(2) at any time after the Discharge of First-Priority Stock Secured Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Junior Stock Secured Debt representing the Required Junior Stock Secured Debtholders.

For purposes of this definition, (a) Stock Secured Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding and (b) votes will be determined in accordance with Section 7.2 of the Collateral Trust Agreement. Any such Act of Required Stock Secured Debtholders shall be accompanied by a certificate signed by an authorized officer of each First-Priority Stock Lien Representative, in the case of clause (1) above, or of each Junior Stock Lien Representative, in the case of clause (2) above, certifying that such written direction is being delivered to the Collateral Trustee by the requisite number of holders for such written direction to constitute an Act of Required Stock Secured Debtholders, and the Collateral Trustee may rely conclusively on, and shall be fully protected in relying upon, such certificate in proceeding with any direction set forth in such Act of Required Stock Secured Debtholders.

“Additional Assets” means:

(1)	any property, plant or equipment or other assets or capital expenditures used in a Related Business or that replace the assets that were the subject of the Asset Disposition;

(2)	the Capital Stock of a Person that becomes a Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Subsidiary; or

(3)	Capital Stock constituting a minority interest in any Person that at such time is a Subsidiary;

provided, however, that any such Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business or replaces the assets that were the subject of the Asset Disposition.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Fourteenth Supplemental Indenture in accordance with Section 2.2 hereof, as part of the same series as the Initial Notes; provided that such additional Notes shall be part of the same issue as, and be fungible with, the Initial Notes for U.S. federal income tax purposes.

“Additional Secured Debt Designation” means a notice in substantially the form of Exhibit A to the Collateral Trust Agreement.

“Adjusted Treasury Rate” means, as obtained by the Company, with respect to any Redemption Date:

(1) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; or

(2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

“Applicable Premium” means, as determined by the Company, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of the Note; or

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the principal amount of such Note, plus (ii) all required interest payments due on the Note through November 1, 2018 (excluding accrued but unpaid interest to the applicable Redemption Date), computed using a discount rate equal to the Adjusted Treasury Rate as of such Redemption Date plus 50 basis points, over (b) the principal amount of the Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Disposition” means any sale, lease, transfer or other voluntary disposition (or series of related sales, leases, transfers or dispositions) by the Company or any of its Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1)	any shares of Capital Stock of a Subsidiary of the Company (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or one of its Subsidiaries);

(2)	all or substantially all the assets of any division or line of business of the Company or any of its Subsidiaries; or

(3)	any other assets of the Company or any of its Subsidiaries outside of the ordinary course of business of the Company or such Subsidiary other than, in the case of clauses (1), (2) and (3) above,

(A)	a disposition by a Subsidiary to the Company or by the Company or any Subsidiary to a Subsidiary Guarantor or by any Subsidiary that is not a Subsidiary Guarantor to any Subsidiary;

(B)	for purposes of this definition only, a disposition of all or substantially all of the Company’s assets in accordance with Section 801 of the Existing Indenture or any disposition that constitutes a Change of Control;

(C)	a disposition of assets with a fair market value of less than $75.0 million;

(D)	a disposition of cash or cash equivalents (as set forth on the Company’s balance sheet in accordance with GAAP);

(E)	the creation of a Lien (but not the sale or other disposition of the property subject to such Lien);

(F)	a Hospital Swap;

(G)	a disposition of property no longer used or useful in the conduct of the business of the Company and its Subsidiaries;

(H)	a foreclosure on assets or transfer by reason of eminent domain;

(I)	a disposition of an account receivable in connection with the collection or compromise thereof;

(J)	a financing transaction with respect to property built or acquired by the Company or any of its Subsidiaries after the date of this Fourteenth Supplemental Indenture, including Sale and Lease-Back Transactions, in any such case not prohibited by the Indenture;

(K)	a disposition in the ordinary course of business by any Subsidiary engaged in the insurance business in order to provide insurance to the Company and its Subsidiaries;

(L)	a disposition of investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements;

(M)	a disposition of Capital Stock in connection with ordinary course syndications of Subsidiaries or joint ventures owning or operating one or more healthcare facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers, imaging centers or long-term care facilities in any transaction or series of related transactions with an aggregate fair market value of less than $100.0 million; and

(N)	a disposition of Capital Stock or assets of a Subsidiary that does not own or operate a hospital or have any direct or indirect equity ownership interest in a Subsidiary that owns or operates a hospital.

“Asset Disposition Offer” has the meaning specified in Section 3.3.

“Attributable Debt” when used in connection with a Sale and Lease-Back Transaction, means, as of the date of determination, (i) as to any capitalized lease obligations, the liability related thereto set forth on the consolidated balance sheet of the Company and (ii) as to any operating lease, the present value (discounted at the rate per annum equal to the rate of interest set forth or implicit in the term of the lease, as determined in good faith by the Board of Directors of the Company) of the total obligation of the lessee for net rental payments during the remaining term of the lease (including any period for which an option to extend such lease has been exercised).

“Authentication Order” has the meaning specified in Section 2.2.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any of the following:

(1)	the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(2)	the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 40% or more of the total voting power of the Company’s Voting Stock; or

(3)	the Company merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other property, other than any such transaction where:

(a)	the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving Person, and

(b)	the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the surviving Person immediately after such transaction as before the transaction; or

(4)	the first day on which a majority of the Board of Directors of the Company are not Continuing Directors.

“Change of Control Offer” has the meaning specified in Section 4.7.

“Change of Control Payment” has the meaning specified in Section 4.7.

“Change of Control Payment Date” has the meaning specified in Section 4.7.

“Clearstream” means Clearstream Banking, S.A.

“Collateral” has the meaning specified in the Pledge Agreement and the other Stock Lien Security Documents.

“Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of March 3, 2009, by and among the Company, the other Pledgors from time to time party thereto, the Trustee, the other Secured Debt Representatives (as defined therein) from time to time party thereto and the Collateral Trustee, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, including by that certain Collateral Trust Joinder executed and delivered by the Trustee to the Collateral Trustee on the date hereof.

“Collateral Trust Joinder” means (1) with respect to the provisions of the Collateral Trust Agreement relating to any additional Stock Secured Debt, an agreement substantially in the form of Exhibit B to the Collateral Trust Agreement and (2) with respect to the provisions of the Collateral Trust Agreement relating to the addition of additional Pledgors, an agreement substantially in the form of Exhibit C to the Collateral Trust Agreement.

“Collateral Trustee” means The Bank of New York Mellon Trust Company, N.A., in its capacity as Collateral Trustee under the Collateral Trust Agreement, together with its successors in such capacity.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity most nearly equal to the period from the applicable Redemption Date to November 1, 2018, provided, however, that if the period from the Redemption Date to November 1, 2018 is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year will be used.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) attributable to the Company’s shareholders of the Company and its Consolidated Subsidiaries for such period determined in accordance with GAAP.

“Consolidated Total Assets” means, as of any date of determination, after giving pro forma effect to any acquisition of assets on such date, the sum of the amounts that would appear on the consolidated balance sheet of the Company and its Consolidated Subsidiaries as the total assets of the Company and its Consolidated Subsidiaries.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who (1) was a member of such Board of Directors on the date of this Fourteenth Supplemental Indenture or (2) was nominated for election or elected to such Board of Directors with the approval of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Covenant Defeasance” has the meaning specified in Section 6.2.

“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of October 19, 2010, among the Company, the lenders and issuers party thereto, Citicorp USA, Inc.,

as administrative agent, Bank of America, N.A., as syndication agent, Citigroup Global Markets Inc. and Banc of America Securities LLC, as joint lead arrangers, Citigroup Global Markets Inc., Banc of America Securities LLC, Wells Fargo Capital Finance, LLC, Barclays Capital Inc., GE Capital Markets, Inc. and The Bank of Nova Scotia, as joint book runners, and Wells Fargo Capital Finance, LLC, Barclays Bank plc, General Electric Capital Corporation and The Bank of Nova Scotia, as co-documentation agents, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced by any other Debt (including by means of sales of debt securities and including any amendment, restatement, modification, renewal, refunding, replacement or refinancing) in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Debt” means, with respect to any specified Person, any debt of such Person in respect of borrowed money, including Guarantees related thereto.

“Defeasance” has the meaning specified in Section 6.1.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.5 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of the Indenture.

“Discharge of First-Priority Stock Secured Obligations” means the occurrence of all of the following:

(1) termination or expiration of all commitments to extend credit that would constitute First-Priority Stock Secured Debt;

(2) payment in full in cash of the principal of and interest and premium (if any) on all First-Priority Stock Secured Debt (other than any undrawn letters of credit);

(3) discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable First-Priority Stock Lien Document) of all outstanding letters of credit constituting First-Priority Stock Secured Debt; and

(4) payment in full in cash of all other First-Priority Stock Secured Obligations that are outstanding and unpaid at the time the First-Priority Stock Secured Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Domestic Hospital Subsidiary” means each of the Company’s current and future direct and indirect Subsidiaries organized in a jurisdiction in the United States that (i) owns or operates a hospital or (ii) has a direct or indirect equity ownership interest in a Subsidiary that owns or operates a hospital, other than, in each of the cases (i) and (ii), any such Subsidiary that is a non-wholly-owned Subsidiary if the organizational documents thereof or related joint venture or similar agreements, or applicable law, would (A) prohibit the pledge of the Capital Stock of such Subsidiary without the consent of the equity holders thereof (other than the Company or its wholly owned Subsidiaries) or (B) upon the making of such pledge, trigger in favor of the equity holders thereof (other than the Company or its wholly owned Subsidiaries) rights in respect of the Capital Stock of such Subsidiary.

“DTC” has the meaning specified in Section 2.3.

“EBITDA” means, for any period, (a) Consolidated Net Income for such period plus (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income, but without duplication, (i) losses from discontinued operations, (ii) any provision for income taxes, (iii) any loss from the sale of facilities and long term investments, (iv) any net income attributable to noncontrolling interests, (v) Interest Expense, (vi) losses from extraordinary items or from the early extinguishment of debt, (vii) impairments of long-lived assets and goodwill and restructuring charges, (viii) depreciation and amortization expenses and (ix) stock based compensation expense minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) the cumulative effect (positive or negative, as the case may be) of changes in accounting principle, (ii) income from discontinued operations, (iii) any net credit for taxes, (iv) any income from the sale of facilities and long term investments, (v) any net loss attributable to noncontrolling interests and (vi) income from extraordinary items or from the early extinguishment of debt.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Exchange Notes” means the notes issued in the Exchange Offer pursuant to Section 2.5(f).

“Existing Secured Notes” means (i) all 9.0% Senior Secured Notes due 2015 issued prior to the date hereof pursuant to the Existing Indenture, as supplemented by that certain Ninth Supplemental Indenture, dated as of March 3, 2009, by and among the Company, the Guarantors from time to time party thereto and the Trustee, (ii) all 10.0% Senior Secured Notes due 2018 issued prior to the date hereof pursuant to the Existing Indenture, as supplemented by that certain Tenth Supplemental Indenture, dated as of March 3, 2009, by and among the Company, the Guarantors from time to time party thereto and the Trustee and (iii) all 8.875% Senior Secured Notes due 2019 issued prior to the date hereof pursuant to the Existing Indenture, as supplemented by that certain Eleventh Supplemental Indenture, dated as of June 15, 2009, by and among the Company, the Guarantors from time to time party thereto and the Trustee.

“Euroclear” means Euroclear Bank SA/NV, as operator of the Euroclear system.

“Event of Default” has the meaning specified in Section 5.1.

“First-Priority Stock Lien” means a Lien granted by a Stock Lien Security Document to the Collateral Trustee, at any time, upon any property of the Company or any other Pledgor to secure First-Priority Stock Secured Obligations.

“First-Priority Stock Lien Documents” means the Note Documents and the indenture, credit agreement or other agreement pursuant to which any First-Priority Stock Secured Obligations are incurred and the Stock Lien Security Documents (other than any Stock Lien Security Documents that do not secure First-Priority Stock Secured Obligations).

“First-Priority Stock Lien Representative” means:

(1) in the case of the Notes or the Existing Secured Notes, the Trustee; or

(2) in the case of any other Series of First-Priority Stock Secured Debt, the trustee, agent or representative of the holders of such Series of First-Priority Stock Secured Debt who maintains the transfer register for such Series of First-Priority Stock Secured Debt and (A) is appointed as a representative of the First-Priority Stock Secured Debt (for purposes related to the administration of the Stock Lien Security Documents) pursuant to the credit agreement, indenture or other agreement governing such Series of First-Priority Stock Secured Debt and (B) has executed a Collateral Trust Joinder.

“First-Priority Stock Secured Debt” means:

(1) the Existing Secured Notes;

(2) the Initial Notes issued on the date hereof (including any related Exchange Notes);

(3) any other Debt (including Additional Notes) that is secured equally and ratably with the Notes by a First-Priority Stock Lien that was permitted to be incurred and so secured under each applicable Stock Secured Debt Document; provided, in the case of any Debt referred to in this clause (3), that:

(a) on or before the date on which such Debt is incurred by the Company or any Subsidiary, such Debt is designated by the Company as “First-Priority Stock Secured Debt” for the purposes of the Stock Secured Debt Documents in an Additional Secured Debt Designation executed and delivered in accordance with Section 3.8(a) of the Collateral Trust Agreement; provided, that no Obligation or Debt may be designated as both Junior Stock Secured Debt and First-Priority Stock Secured Debt;

(b) the First-Priority Stock Lien Representative for such Debt executes and delivers a Collateral Trust Joinder in accordance with Section 3.8(b) of the Collateral Trust Agreement; and

(c) all other requirements set forth in Section 3.8 of the Collateral Trust Agreement have been complied with.

“First-Priority Stock Secured Obligations” means the First-Priority Stock Secured Debt and all other Obligations in respect thereof.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity (such as International Financial Reporting Standards) as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances as of the date of determination.

“Global Note Legend” means the legend set forth in Section 2.5(g)(2) hereof, which is required to be placed on all Global Notes issued under the Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.1, 2.5 (b)(3), 2.5(b)(4), 2.5(d)(2) or 2.5(f) hereof.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Debt.

“Guarantors” means the Subsidiary Guarantors and any other Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Holder” means a holder of Notes.

“Hospital Swap” means an exchange of assets and, to the extent necessary to equalize the value of the assets being exchanged, cash by the Company or one of its Subsidiaries for one or more hospitals and/or one or more Related Businesses, or for 100% of the Capital Stock of any Person owning or operating one or more hospitals and/or one or more Related Businesses; provided that cash does not exceed 30% of the sum of the amount of the cash and the fair market value of the Capital Stock or assets received or given by the Company or such Subsidiary in such transaction. Notwithstanding the foregoing, the Company and its Subsidiaries may consummate two Hospital Swaps in any 12-month period without regard to the requirements of the proviso in the previous sentence.

“Independent Investment Banker” means the Reference Treasury Dealers appointed by the Company.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $900.0 million aggregate principal amount of Notes issued under the Indenture on the date hereof.

“Interest Expense” means, for any period, the consolidated total interest expense of the Company and its Consolidated Subsidiaries for such period plus interest capitalized during such period in accordance with GAAP.

“Junior Stock Lien” means a Lien granted by a Stock Lien Security Document to the Collateral Trustee, at any time, upon any property of the Company or any other Pledgor to secure Junior Stock Secured Obligations.

“Junior Stock Lien Documents” means, collectively, any indenture, credit agreement or other agreement governing each Series of Junior Stock Secured Debt and the Stock Lien Security Documents (other than any Stock Lien Security Documents that do not secure Junior Stock Secured Obligations).

“Junior Stock Lien Representative” means, in the case of any Series of Junior Stock Secured Debt, the trustee, agent or representative of the holders of such Series of Junior Stock Secured Debt who maintains the transfer register for such Series of Junior Stock Secured Debt and (A) is appointed as a Junior Stock Lien Representative (for purposes related to the administration of the Stock Lien Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Junior Stock Secured Debt, together with its successors in such capacity and (B) has executed a Collateral Trust Joinder.

“Junior Stock Secured Debt” means any Debt that is secured by a Junior Stock Lien on the Collateral that was permitted to be incurred and so secured under each applicable Stock Secured Debt Document; provided, that in the case of any such Debt:

(1) on or before the date on which such Debt is incurred by the Company or any Subsidiary, such Debt is designated by the Company as “Junior Stock Secured Debt” for the purposes of the Stock Secured Debt Documents in an Additional Secured Debt Designation executed and delivered in accordance with Section 3.8(a) of the Collateral Trust Agreement; provided, that no Obligation or Debt may be designated as both Junior Stock Secured Debt and First-Priority Stock Secured Debt;

(2) the Junior Stock Lien Representative for such Debt executes and delivers a Collateral Trust Joinder in accordance with Section 3.8(b) of the Collateral Trust Agreement; and

(3) all other requirements set forth in Section 3.8 of the Collateral Trust Agreement have been complied with.

“Junior Stock Secured Obligations” means Junior Stock Secured Debt and all other Obligations in respect thereof.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Liens” means liens, mortgages, pledges, charges, security interests or other encumbrances.

“Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of debt or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

(1)	all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2)	all payments made on any debt which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3)	all distributions and other payments required to be made to noncontrolling interest holders in Subsidiaries as a result of such Asset Disposition;

(4)	the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Subsidiaries after such Asset Disposition; and

(5)	any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any of its Subsidiaries.

“Note Documents” means the Indenture, the Notes, the Note Guarantees and the Stock Lien Security Documents.

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s Obligations under the Indenture and the Notes, executed pursuant to the provisions of the Indenture.

“Notes” has the meaning assigned to it under the caption “Recitals.” The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under the Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal, interest, premium (if any), penalties, fees, indemnifications, reimbursements, damages, expenses and other liabilities payable under the documentation governing any Debt.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

“Other Secured Debt” has the meaning specified in Section 4.1.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Paying Agent” has the meaning specified in Section 2.3.

“Permitted Credit Agreement Debt” means Debt outstanding under the Credit Agreement in an aggregate principal amount not to exceed $1,000.0 million.

“Permitted Prior Liens” means Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the Liens created by the Stock Lien Security Documents.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pledge Agreement” means the Stock Pledge Agreement, dated as of March 3, 2009, among the Company, the other Pledgors from time to time party thereto and the Collateral Trustee, as amended by that certain First Amendment to Stock Pledge Agreement, dated as of May 8, 2009, among the Pledgors and the Collateral Trustee and that certain Second Amendment to Stock Pledge Agreement, dated as of June 15, 2009, among the Pledgors and the Collateral Trustee and as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time.

“Pledgors” means the Company and any other Person (if any) that at any time provides collateral security for any Stock Secured Obligations.

“Primary Treasury Dealer” means a primary U.S. government securities dealer in New York City.

“Private Placement Legend” means the legend set forth in Section 2.5(g)(1) hereof to be placed on all Notes issued under the Indenture except where otherwise permitted by the provisions of the Indenture.

“Proceeds” means any and all cash, securities and other property realized from collection, sale, foreclosure or enforcement of the Liens upon any Collateral (including distributions of Collateral in satisfaction of any Stock Secured Obligations) after payment of any applicable Permitted Prior Liens.

“Qualified Equity Offering” means the issue and sale of common stock of the Company in a bona fide public or private offering.

“Qualified Institutional Buyer” or “QIB” has the meaning specified in Rule 144A.

“Reference Treasury Dealer” means:

(1) Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successor; provided that, if any of the foregoing ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer; and

(2) any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Registrar” has the meaning specified in Section 2.3.

“Registration Rights Agreement” means the Exchange and Registration Rights Agreement, dated as of November 21, 2011 among the Company, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Company, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, in each case relating to rights given by the Company to the purchasers of Notes to register such Notes under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Related Business” means a business affiliated or associated with a hospital or any business related or ancillary to the provision of healthcare services or information or the investment in, or the management, leasing or operation of, any of the foregoing.

“Required Junior Stock Secured Debtholders” means, at any time, the holders of more than 50% of the sum of:

(1) the aggregate outstanding principal amount of Junior Stock Secured Debt (including outstanding letters of credit whether or not then available or drawn); and

(2) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Junior Stock Secured Debt.

For purposes of this definition, (a) Junior Stock Secured Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding, and (b) votes will be determined in accordance with the provisions of Section 7.2 of the Collateral Trust Agreement. Any written direction or consent from the Required Junior Stock Secured Debtholders shall be accompanied by a certificate signed by an authorized officer of each Junior Stock Lien Representative certifying that such written direction or consent is being delivered to the Collateral Trustee by the requisite number of holders to constitute the Required Junior Stock Secured Debtholders, and the Collateral Trustee may rely conclusively on, and shall be fully protected in relying upon, such certificate in proceeding with any such written direction or consent.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Rule 903” means Rule 903 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Rule 904” means Rule 904 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Sale and Lease-Back Transaction” means any arrangement with any Person (other than the Company or a Subsidiary), or to which any such Person is a party, providing for the leasing to the Company or a Subsidiary for a period of more than three years of any hospital that has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person (other than the Company or a Subsidiary), to which the funds have been or are to be advanced by such Person on the security of the leased property.

“Secured Debt” means Debt secured by a Lien upon the property or assets of the Company or any of its direct or indirect Subsidiaries.

“Secured Debt Ratio” means, as of any date of determination, the ratio of (a) Secured Debt to (b) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters ending prior to such determination date. In the event that the Company or any of its Subsidiaries issues, incurs, creates, assumes, guarantees, redeems, retires or extinguishes any Secured Debt (other than Secured Debt incurred under any revolving credit facility unless such Secured Debt has been permanently repaid and has not been replaced) subsequent to the commencement of the period for which the Secured Debt Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Secured Debt Ratio is made (the “Calculation Date”), then the Secured Debt Ratio shall be calculated giving pro forma effect to such issuance, incurrence, creation, assumption, guarantee, redemption, retirement or extinguishment of Secured Debt, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Company or any of its Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated Secured Debt obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If, since the beginning of such period, any Person that subsequently became a Subsidiary or was merged with or into the Company or any of its Subsidiaries since the beginning of such period shall have made any acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Secured Debt Ratio shall be calculated giving pro forma effect thereto for such period as if such acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in accordance with Regulation S-X under the Securities Act of 1933, as amended, as determined in good faith by a responsible financial or accounting officer of the Company. For purposes of making the computation referred to above, any Secured Debt under a revolving credit facility computed on a pro forma basis shall be computed based upon the amount of such Secured Debt outstanding on the Calculation Date.

“Securities” has the meaning ascribed to it in the first paragraph under the caption “Recitals.”

“Senior Debt” means with respect to any Person:

(1)	Debt of such Person, whether outstanding on the date of this Fourteenth Supplemental Indenture or thereafter incurred; and

(2)	all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Debt described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Debt or other Obligations are subordinated in right of payment to the Notes or the Note Guarantee of such Person, as the case may be; provided, however, that Senior Debt shall not include:

(1)	any Obligation of such Person to the Company or any of its Subsidiaries;

(2)	any liability for federal, state, local or other taxes owed or owing by such Person;

(3)	any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(4)	any Debt or other Obligation of such Person which is subordinate or junior in any respect to any other Debt or other Obligation of such Person; or

(5)	that portion of any Debt which at the time of incurrence is incurred in violation of the Indenture.

“Series of First-Priority Stock Secured Debt” means, severally, the Notes, each series of Existing Secured Notes and each other issue or series of First-Priority Stock Secured Debt for which a single transfer register is maintained.

“Series of Junior Stock Secured Debt” means, severally, each issue or series of Junior Stock Secured Debt for which a single transfer register is maintained.

“Series of Stock Secured Debt” means, severally, each Series of First-Priority Stock Secured Debt and each Series of Junior Stock Secured Debt.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Fourteenth Supplemental Indenture.

“Special Interest” has the meaning set forth in the Registration Rights Agreement.

“Stock Lien Security Documents” means the Collateral Trust Agreement, each Collateral Trust Joinder relating to Stock Secured Debt, and all security agreements, pledge agreements, collateral assignments, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any other Pledgor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of the Stock Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.1 of the Collateral Trust Agreement.

“Stock Secured Debt” means First-Priority Stock Secured Debt and Junior Stock Secured Debt.

“Stock Secured Debt Documents” means the First-Priority Stock Lien Documents and the Junior Stock Lien Documents.

“Stock Secured Debt Representative” means each First-Priority Stock Lien Representative and each Junior Stock Lien Representative.

“Stock Secured Obligations” means First-Priority Stock Secured Obligations and Junior Stock Secured Obligations.

“Stock Secured Parties” means the holders of Stock Secured Obligations, the Stock Secured Debt Representatives on behalf of the holders of Stock Secured Obligations, and the Collateral Trustee.

“Subsidiary” means, with respect to any Person, (i) any corporation, limited liability company, association or other business entity of which more than 50% of the outstanding voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, managing members or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Subsidiary Guarantors” means each of the Company’s current and future direct and indirect Subsidiaries organized in a jurisdiction in the United States that (i) owns or operates a hospital or (ii) has a direct or indirect equity ownership interest in a Subsidiary that owns or operates a hospital, other than, in each of the cases (i) and (ii), any such Subsidiary that is a non-wholly-owned Subsidiary if the organizational documents thereof or related joint venture or similar agreements, or applicable law, would (A) prohibit the Guarantee of the Notes without the consent of the equity holders thereof (other than the Company or its wholly owned Subsidiaries) or (B) upon the making of such Guarantee, trigger in favor of the equity holders thereof (other than the Company or its wholly owned Subsidiaries) rights in respect of the Capital Stock of such Subsidiary.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“U.S. Person” means a “U.S. person” as defined in Rule 902(k) under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.1. Form and Dating

(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Fourteenth Supplemental Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Fourteenth Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.5 hereof.

Section 2.2. Execution and Authentication

At least one Officer must sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under the Indenture.

The Trustee will, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under the Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 306 of the Existing Indenture.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Fourteenth Supplemental Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.3. Registrar and Paying Agent

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to the Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes and the Trustee hereby agrees so to initially act.

Section 2.4. Paying Agent to Hold Money in Trust

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Special Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent will have no further liability for the money.

Section 2.5. Transfer and Exchange

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

(1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary;

(2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3) there has occurred and is continuing an Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Such Definitive Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and will be in registered form only, without coupons. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 304 and 306 of the Existing Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.5 or Section 304 or 306 of the Existing Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.5(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.5(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of the Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or

(2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.5(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.5(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon consummation of an Exchange Offer by the Company in accordance with Section 2.5(f) hereof, the requirements of this Section 2.5(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Fourteenth Supplemental Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.5(h) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.5(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.5(b)(2) above and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected by a Broker-Dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

(C) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (C), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (C) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (C) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2) (a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.5(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.5(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.5(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected by a Broker-Dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

(C) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an

Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (C), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.5(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.5(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.5(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.5(c)(3) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected by a Broker-Dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

(C) the Registrar receives the following:

(i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (C), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.5(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(C) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.5(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.5(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

(C) the Registrar receives the following:

(i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (C), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee will authenticate:

(1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and

(2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under the Indenture unless specifically stated otherwise in the applicable provisions of this Fourteenth Supplemental Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.5 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend. The Company may also provide a certificate to the Trustee instructing the Trustee that the Private Placement Legend no longer applies or issue one or more new Notes to the Trustee in replacement for all or part of the Notes with the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO

ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.5 OF THE FOURTEENTH SUPPLEMENTAL INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.5(a) OF THE FOURTEENTH SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 309 OF THE EXISTING INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF TENET HEALTHCARE CORPORATION.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3) Original Issue Discount Legend. Each Note will bear a legend in substantially the following form:

“FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, THIS NOTE BEARS ORIGINAL ISSUE DISCOUNT. INFORMATION INCLUDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY WILL BE MADE AVAILABLE TO HOLDERS UPON REQUEST BY THE TREASURER OF THE COMPANY AT 1445 ROSS AVENUE, DALLAS, TX 75202.”

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 309 of the Existing Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.2 hereof or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 304, 906 and 1107 of the Existing Indenture and Sections 3.3, 4.6 and 4.7 hereof).

(3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid Obligations of the Company, evidencing the same Debt, and entitled to the same benefits under the Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Company will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 1103 of the Existing Indenture and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.5 to effect a registration of transfer or exchange may be submitted by facsimile.

(9) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE THREE

REDEMPTION AND PREPAYMENT

Section 3.1. Optional Redemption

(a) The Company, at its option, may redeem the Notes, in whole or in part, at any time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus the Applicable Premium as of the Redemption Date, plus accrued and unpaid interest thereon and Special Interest, if any, to, but not including, the Redemption Date.

(b) Any redemption pursuant to this Section 3.1 shall be made pursuant to the provisions of Article Eleven of the Existing Indenture.

Section 3.2. Sinking Fund

The Company is not required to make mandatory sinking fund payments with respect to the Notes.

Section 3.3. Offer to Purchase by Application of Balance in Net Available Cash

In the event that, pursuant to Section 4.6 hereof, the Company is required to commence an offer to all Holders of Notes (and to holders of other First-Priority Stock Secured Debt) to purchase Notes (and such other First-Priority Stock Secured Debt) (an “Asset Disposition Offer”), it will follow the procedures specified below.

The Asset Disposition Offer shall be made to all Holders of Notes and all holders of other First-Priority Stock Secured Debt. The Asset Disposition Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply the Net Available Cash available for the Asset Disposition Offer (the “Offer Amount”) to the purchase of Notes and such other First-Priority Stock Secured Debt (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other First-Priority Stock Secured Debt tendered in response to the Asset Disposition Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest and Special Interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Disposition Offer.

Upon the commencement of an Asset Disposition Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders and each of the holders of other First-Priority Stock Secured Debt. The notice will contain all instructions and materials necessary to enable such holders to tender Notes and other First-Priority Stock Secured Debt pursuant to the Asset Disposition Offer. The notice, which will govern the terms of the Asset Disposition Offer, will state:

(1) that the Asset Disposition Offer is being made pursuant to this Section 3.3 and Section 4.6 hereof and the length of time the Asset Disposition Offer will remain open;

(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any Note not tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Disposition Offer will cease to accrue interest after the Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to an Asset Disposition Offer may elect to have Notes purchased only in denominations of $2,000 and in integral multiples of $1,000 in excess thereof;

(6) that Holders electing to have Notes purchased pursuant to any Asset Disposition Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7) that holders of Notes and other First-Priority Stock Secured Debt will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note or other First-Priority Stock Secured Debt the holder delivered for purchase and a statement that such holder is withdrawing his election to have such Note or other First-Priority Stock Secured Debt purchased;

(8) that, if the aggregate principal amount of Notes and other First-Priority Stock Secured Debt surrendered by holders thereof exceeds the Offer Amount, the Company will select the Notes and other First-Priority Stock Secured Debt to be purchased on a pro rata basis based on the principal amount of Notes and such other First-Priority Stock Secured Debt surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, will be purchased); and

(9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes and other First-Priority Stock Secured Debt or portions thereof tendered pursuant to the Asset Disposition Offer, or if less than the Offer Amount has been tendered, all Notes and other First-Priority Stock Secured Debt tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.3. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Purchase Date.

Other than as specifically provided in this Section 3.3, any purchase pursuant to this Section 3.3 shall be made pursuant to the provisions of Article Eleven of the Existing Indenture.

ARTICLE FOUR

COVENANTS

Section 4.1. Limitations on Liens

The Company covenants and agrees that neither it nor any of its Subsidiaries will issue, incur, create, assume or guarantee (collectively, “incur”) any Debt secured by Liens upon property or assets (including the Collateral), unless at the time of and after giving effect to the incurrence of such Debt, the aggregate amount of all such Secured Debt (including the aggregate principal amount of Notes outstanding at such time) shall not exceed the greater of (x) $3.2 billion and (y) the amount which would cause the Secured Debt Ratio to exceed 4.0 to 1.0; provided that the aggregate amount of all such Debt secured by a Lien pari passu to the Lien securing the Notes (including the aggregate principal amount of Notes outstanding at such time) shall not exceed the greater of (a) $2.6 billion and (b) the amount which would cause the Secured Debt Ratio to exceed 3.0 to 1.0. If any such Secured Debt (other than Permitted Credit Agreement Debt) is secured by property or assets other than the Collateral, the Notes shall be secured equally and ratably with, or prior to, such Debt; provided that up to $75.0 million in principal amount of such Secured Debt (“Other Secured Debt”) is not subject to the equal and ratable security requirement in this sentence. To the extent that the Company or any of its Subsidiaries incurs any additional Debt permitted under this Section 4.1 (other than Other Secured Debt) that is secured by a Lien pari passu to the Lien securing the Notes or junior Lien on any property or assets, such Liens shall be subject to the Collateral Trust Agreement.

The foregoing provisions shall not apply to:

(1) Liens securing Permitted Credit Agreement Debt;

(2) Liens in favor of the Company or a Domestic Hospital Subsidiary;

(3) Liens existing on the date of this Fourteenth Supplemental Indenture;

(4) Liens in favor of a government or governmental entity that:

(a) secure Debt that is guaranteed by the government or governmental entity, or

(b) secure Debt incurred to finance all or some of the purchase price or cost of construction of goods, products or facilities produced under contract or subcontract for the government or governmental entity;

(5) Liens arising in connection with the transfer of tax benefits in accordance with Section 168(f)(8) of the Internal Revenue Code of 1954 (or any similar provision of law from time to time in effect); provided, that such Liens (i) are incurred within 90 days (or any longer period, not in excess of one year, as any such provision of law may from time to time permit) after the acquisition of the property or equipment subject to said Lien, (ii) do not extend to any other property or equipment, and (iii) are solely for the purpose of said transfer of tax benefits;

(6) Liens created in substitution of or as replacements for any Liens permitted by clauses (1) to (5) set forth above, provided that the property encumbered by any substitute or replacement Lien is similar in nature and value to the property encumbered by the Lien that is being replaced, as determined in good faith by an Officer of the Company; and

(7) Any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (1) to (6) inclusive of any Debt secured thereby; provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Lien shall be limited to all or part of the same property that secured the Lien extended, renewed or replaced (plus improvements on such property).

Section 4.2. Limitations on Sale and Lease-Back Transactions

The Company covenants and agrees that neither it nor any of its Subsidiaries will enter into any Sale and Lease-Back Transaction with another Person, other than the Company or any Guarantor, unless:

(i) the Company or such Subsidiary could incur the Attributable Debt in respect of such Sale and Lease-Back Transaction secured by a Lien on the property to be leased in compliance with Section 4.1 hereof; and

(ii) the Company complies with Section 4.6 hereof.

Notwithstanding the foregoing, the Company and any of its Subsidiaries may enter into any Sale and Lease-Back Transaction, provided that the aggregate Attributable Debt in respect of all such Sale and Lease-Back Transactions does not exceed the greater of (x) $650.0 million and (y) 5% of Consolidated Total Assets.

Section 4.3. Limitations on Issuances of Guarantees by Subsidiaries

The Company will not permit any of its Subsidiaries to Guarantee any Debt of the Company, unless at the time of and after giving effect to the issuance of such Guarantee, the aggregate amount of all such guaranteed Debt (including the aggregate principal amount of Notes outstanding at such time) shall not exceed the greater of (x) $4.2 billion or (y) 5.0 times the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters ending prior to the date of determination; provided that, unless the Notes are secured by substantially all the property and assets (other than accounts receivable and cash) of the Guarantors, the aggregate amount of all such Debt guaranteed by Guarantees that are not subordinated to the Guarantees of the Notes (including the aggregate principal amount of Notes outstanding at such time) shall not exceed the greater of (a) $2.6 billion and (b) 3.0 times the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters ending prior to the date of determination. The foregoing restriction will not prohibit the issuance of Guarantees by any of the Company’s Subsidiaries in respect of Permitted Credit Agreement Debt. For purposes of the foregoing restriction, Debt and EBITDA shall be calculated on a pro forma basis consistent with the definition of “Secured Debt Ratio.”

Section 4.4. Additional Note Guarantees

The Company shall cause each newly created or acquired direct or indirect Subsidiary organized in a jurisdiction in the United States that (i) owns or operates a hospital or (ii) has a direct or indirect equity interest in a Subsidiary that owns or operates a hospital, other than, in each of the cases (i) and (ii), any such Subsidiary that is a non-wholly-owned Subsidiary if the organizational documents thereof or related joint venture or similar agreements, or applicable law, would (A) prohibit the Guarantee of the Notes without the consent of the equity holders thereof (other than the Company or its wholly owned Subsidiaries) or (B) upon the making of such Guarantee, trigger in favor of the equity holders thereof (other than the Company or its wholly owned Subsidiaries) rights in respect of the Capital Stock of such Subsidiary, to execute and deliver to the Trustee a Note Guarantee pursuant to a supplemental indenture. The form of such Note Guarantee is attached as Exhibit E hereto.

Section 4.5. SEC Reports

If at any time the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue to file with the Commission for public availability within the time periods that would have been applicable if the Company were subject to such reporting requirements:

(1) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Company were required to file such reports; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K shall include a report on the consolidated financial statements of the Company and its Consolidated Subsidiaries by the Company’s independent registered public accounting firm.

Section 4.6. Asset Dispositions

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, consummate any Asset Disposition unless:

(1) the Company or such Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Company, of the shares and assets subject to such Asset Disposition;

(2) at least 75% of the consideration received in such Asset Disposition by the Company or such Subsidiary is in the form of cash or cash equivalents;

(3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Subsidiary, as the case may be:

(A) to the extent the Company elects (or is required by the terms of any Debt), to prepay, repay, redeem or purchase Senior Debt of the Company or of a Guarantor or Debt of a Subsidiary that is not a Guarantor (in each case other than Debt owed to the Company or one of its Subsidiaries) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; or

(B) to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

(4) to the extent of the balance of such Net Available Cash after application in accordance with clauses (3)(A) or (3)(B) above, such balance is applied by the Company or such Subsidiary, as the case may be, to make an Asset Disposition Offer to the Holders of the Notes (and to holders of other First-Priority Stock Secured Debt) to purchase Notes (and such other First-Priority Stock Secured Debt) pursuant to and subject to the conditions contained in this Section and Section 3.3 hereof;

provided, however, that in connection with any prepayment, repayment or purchase of Debt pursuant to clause (3)(A) or (4) above, the Company or such Subsidiary shall permanently retire such Debt and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; provided, further, however, that, in the case of clause (3)(B) above, a binding commitment shall be treated as a permitted application of the Net Available Cash from the date of such commitment so long as the Company or such Subsidiary enters into such commitment with the good faith expectation that such Net Available Cash will be applied to satisfy such commitment within 180 days of such commitment (an “acceptable commitment”); provided, further that if any acceptable commitment is later canceled or terminated for any reason before such Net Available Cash is applied, then such Net Available Cash shall be applied pursuant to clause (4) above.

Notwithstanding the foregoing provisions of the preceding paragraph, the Company and such Subsidiaries will not be required to apply any Net Available Cash in accordance with the preceding paragraph except to the extent that the aggregate Net Available Cash from all Asset Dispositions subject to the preceding paragraph which is not applied in accordance with the preceding paragraph exceeds $100.0 million. Pending application of Net Available Cash pursuant to this Section 4.6, such Net Available Cash may be used in any other manner not prohibited by the Indenture.

For purposes of this Section 4.6, the following are deemed to be cash or cash equivalents:

(1) the assumption or discharge of Debt or other liabilities of the Company or any Subsidiary and the release of the Company or such Subsidiary from all liability on such Debt or other liability in connection with such Asset Disposition;

(2) securities or other obligations received by the Company or any Subsidiary from the transferee that are converted by the Company or such Subsidiary into cash within 180 days of the Asset Disposition, to the extent of the cash received in that conversion; and

(3) Additional Assets.

In the event of an Asset Disposition that requires the purchase of Notes (and other First-Priority Stock Secured Debt), the Company will purchase Notes tendered pursuant to an Asset Disposition Offer by the Company for the Notes (and such other First-Priority Stock Secured Debt) at a purchase price of 100% of their principal amount (or, in the event such other First-Priority Stock Secured Debt was issued with significant original issue discount, 100% of the accreted value thereof), without premium, plus accrued but unpaid interest and Special Interest, if any (or, in respect of such other First-Priority Stock Secured Debt, such other price, not to exceed 100%, as may be provided for by the terms of such other First-Priority Stock Secured Debt), in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 3.3 hereof. If there remains a balance of Net Available Cash after purchasing all securities tendered, then such balance may be used in any manner not prohibited by the Indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $2,000 principal amount or any greater integral multiple of $1,000 in excess thereof. The Company shall not be required to make such an Asset Disposition Offer to purchase Notes (and other First-Priority Stock Secured Debt) pursuant to this Section 4.6 if the Net Available Cash available therefor is less than $100.0 million (which lesser amount shall be carried forward for purposes of determining whether such an Asset Disposition Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an Asset Disposition Offer, Net Available Cash will be deemed to be reduced by the aggregate amount of such Asset Disposition Offer.

The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.6. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.3 hereof or this Section 4.6, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.3 hereof or this Section 4.6 by virtue of such compliance.

Section 4.7. Offer to Repurchase Upon Change of Control

(a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Special Interest, if any, on the Notes repurchased, to the date of purchase (the “Change of Control Payment”).

Within 30 days following any Change of Control, the Company will mail a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control and stating:

(1) that the Change of Control Offer is being made pursuant to this Section 4.7 and that all Notes tendered will be accepted for payment;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date of such Change of Control (the “Change of Control Payment Date”);

(3) that any Note not tendered will continue to accrue interest;

(4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.7, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.7 by virtue of such compliance.

(b) On the Change of Control Payment Date, the Company will:

(1) accept for payment all Notes or portions of Notes properly tendered and not validly withdrawn pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note issued for surrendered but unpurchased Notes will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c) Notwithstanding anything to the contrary in this Section 4.7, the Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.7 and purchases all Notes properly tendered and not validly withdrawn under the Change of Control Offer.

(d) Notwithstanding anything to contrary in this Section 4.7, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer.

(e) The Company may, with respect to the Notes, omit in any particular instance to comply with any term, provision or condition set forth in this Section 4.7, if before the time for such compliance the Holders of at least a majority in principal amount of the outstanding Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect. No supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby, modify any of the provisions of this Section 4.7(e), except to increase the percentage required to waive compliance by the Company of the covenants referenced here, provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 4.7(e).

ARTICLE FIVE

REMEDIES

Section 5.1. Events of Default

“Event of Default”, wherever used herein with respect to the Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest (including any Special Interest) upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal of (or premium, if any) on any Note at its Maturity; or

(3) Reserved; or

(4) default in the performance, or breach, of any covenant or warranty of the Company or any Guarantor in the Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in the Indenture solely for the benefit of series of Securities other than the Notes), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5) a default under any bond, debenture, note or other evidence of Debt by the Company or any Guarantor (including a default with respect to Securities of any series other than the Notes) having an aggregate principal amount outstanding in excess of the greater of (i) $25,000,000 and (ii) 5% of Consolidated Net Tangible Assets, whether such Debt now exists or shall hereafter be created, which default shall constitute a failure to pay principal of such Debt when due and payable (other than as a result of acceleration), after expiration of any applicable grace period with respect thereto, or shall have resulted in such Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such Debt having been discharged, such failure to pay at maturity having been cured or paid or such default or acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Notes a written notice specifying such default and requiring the Company or such Guarantor to cause such Debt to be discharged or cause such acceleration to be rescinded or annulled, as the case may be, and stating that such notice is a “Notice of Default” hereunder; provided, however, that, subject to the provisions of Sections 601 and 602 of the Existing Indenture, the Trustee shall not be deemed to have knowledge of such default unless either (A) a Responsible Officer of the Trustee shall have actual knowledge of such default or (B) the Trustee shall have received written notice thereof from the Company, from any Holder, from the holder of any such Debt or from the trustee under any such mortgage, indenture or other instrument; or

(6) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company, any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company, any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their respective affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(7) the commencement by the Company, any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of it in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary or of any substantial part of their respective properties, or the making by the Company, any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate, limited liability company or partnership action by the Company, any Guarantor that is a Significant

Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary in furtherance of any such action; or

(8) failure by the Company to comply with the provisions of Sections 4.6 and 4.7 of this Fourteenth Supplemental Indenture and continuance of such failure for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default”; or

(9) with respect to any Collateral having a fair market value in excess of $25,000,000, (a) the security interest under the Pledge Agreement, at any time, ceases to be in full force and effect for any reason other than in accordance with the terms of the Indenture and the Pledge Agreement and any other Stock Lien Security Document; (b) any security interest created under the Pledge Agreement, such other Stock Lien Security Document relating to the Notes or the Indenture is declared invalid or unenforceable by a court of competent jurisdiction; or (c) the Company or any Subsidiary asserts, in any pleading in any court of competent jurisdiction, that any security interest created under the Pledge Agreement, such other Stock Lien Security Document relating to the Notes or the Indenture is invalid or unenforceable; or

(10) except as permitted by the Indenture or the Note Guarantees, the Note Guarantee of any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary shall for any reason cease to be, or shall for any reason be asserted in writing by the Company or any Guarantor not to be, in full force and effect and enforceable in accordance with its terms.

ARTICLE SIX

DEFEASANCE AND COVENANT DEFEASANCE

Section 6.1. Defeasance and Discharge

Upon the Company’s exercise of its option (if any) to have this Section 6.1 applied to the Notes, the Company and each of the Guarantors shall be deemed to have been discharged from their Obligations with respect to the Notes and the Note Guarantees as provided in this Section on and after the date the conditions set forth in Section 6.3 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Debt represented by the Notes (including the Note Guarantees) and to have satisfied all their other Obligations under the Notes, the Note Guarantees and the Indenture insofar as the Notes and the Note Guarantees are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments provided to it acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of the Notes to receive, solely from the trust fund described in Section 6.3 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest and Special Interest, if any, on the Notes when payments are due, (2) the Company’s Obligations with respect to the Notes under Sections 304, 305, 306, 1002 and 1003 of the Existing Indenture and Section 2.5 of this Fourteenth Supplemental Indenture, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article. Subject to compliance with this Article, the Company may exercise its option (if any) to have this Section applied to any Notes notwithstanding the prior exercise of its option (if any) to have Section 6.2 applied to such Notes.

Section 6.2. Covenant Defeasance

Upon the Company’s exercise of its option (if any) to have this Section applied to the Notes, (1) the Company shall be released from its Obligations under Sections 1006 through 1007 of the Existing Indenture, inclusive, and any covenants provided pursuant to Section 301(18), 901(2) or 901(7) of the Existing Indenture for the benefit of the Holders of the Notes and (2) the occurrence of any event specified in Sections 5.1(4) (with respect to any of Sections 1006 through 1007 of the Existing Indenture, inclusive, and any such covenants provided pursuant to Sections 4.1 through 4.7 of this Fourteenth Supplemental Indenture or Section 301(18), 901(2) or 901(7) of the Existing Indenture) and 5.1(5) and 5.1(8) shall be deemed not to be or result in an Event of Default, in each case with respect to the Notes and Note Guarantees as provided in this Section 6.2 on and after the date the conditions set forth in Section 6.3 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to the Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 5.1(4)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision in the Indenture or in any other document, but the remainder of the Indenture and the Notes and Notes Guarantees shall be unaffected thereby.

Section 6.3. Conditions to Legal or Covenant Defeasance

The following shall be the conditions to the application of Section 6.1 or Section 6.2 to the Notes:

(1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 609 of the Existing Indenture and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of the Notes, (A) money (in U.S. dollars which shall not be invested) in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest and Special Interest, if any, on such Notes on the Maturity Date, in accordance with the terms of the Indenture and the Notes. As used herein, “U.S. Government Obligation” means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in Clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

(2) In the event of an election to have Section 6.2 apply to the Notes, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this instrument, there has been a change in the applicable federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of the Notes will not recognize gain or loss for federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to the Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(3) In the event of an election to have this Section 6.3 apply to the Notes, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes will not recognize gain or loss for federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to the Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4) The Company shall have delivered to the Trustee an Officers’ Certificate to the effect that the Notes, if then listed on any securities exchange, will not be delisted as a result of such deposit.

(5) No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Notes shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 5.1(6) and (7), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

(6) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

(7) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any Guarantor is a party or by which it is bound.

(8) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.

(9) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

ARTICLE SEVEN

AMENDMENT, SUPPLEMENT AND WAIVER

Without the consent of Holders of at least 75% in aggregate principal amount of the Notes then outstanding, an amendment, supplement or waiver may not modify the Pledge Agreement, any other Stock Lien Security Document relating to the Notes or any of the provisions of the Indenture dealing with the pledge or the application of trust moneys, or otherwise release any Collateral, in any manner materially adverse to the Holders other than in accordance with the Indenture, the Pledge Agreement or the applicable Stock Lien Security Document.

ARTICLE EIGHT

COLLATERAL AND SECURITY

Section 8.1. Equal and Ratable Sharing of Collateral by Holders of First-Priority Stock Secured Debt

(a) Notwithstanding (i) anything to the contrary contained in the Stock Lien Security Documents; (ii) the time of incurrence of any Series of First-Priority Stock Secured Debt; (iii) the order or method of attachment or perfection of any Liens securing any Series of First-Priority Stock Secured Debt; (iv) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral; (v) the time of taking possession or control over any Collateral; (vi) that any First-Priority Stock Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or (vii) the rules for determining priority under any law governing relative priorities of Liens:

(1) all First-Priority Stock Liens granted at any time by the Company or any other Pledgor shall secure, equally and ratably, all present and future First-Priority Stock Secured Obligations; and

(2) all Proceeds of all First-Priority Stock Liens granted at any time by the Company or any other Pledgor shall be allocated and distributed equally and ratably on account of the First-Priority Stock Secured Debt and other First-Priority Stock Secured Obligations.

The foregoing provision is intended for the benefit of, and shall be enforceable as a third party beneficiary by, each present and future holder of First-Priority Stock Secured Obligations, each present and future First-Priority Stock Lien Representative and the Collateral Trustee as holder of First-Priority Stock Liens. The First-Priority Stock Lien Representative of each future Series of First-Priority Stock Secured Debt shall be required to deliver a Collateral Trust Joinder to the Collateral Trustee at the time of incurrence of such Series of First-Priority Stock Secured Debt, and the Company shall promptly provide the Trustee with a copy of each such Collateral Trust Joinder; provided, however, that the failure to so deliver a copy of such Collateral Trust Joinder to the Trustee shall not affect the status of such future Debt as First-Priority Stock Secured Debt if the other requirements contained in the Collateral Trust Agreement in connection with the incurrence of additional Secured Debt are complied with.

(b) As provided in the Collateral Trust Agreement, the Liens securing the Junior Stock Secured Obligations, if any, are subject and subordinate to the Liens securing the First-Priority Stock Secured Obligations.

(c) The Notes and the Existing Secured Notes are, and any other First-Priority Stock Secured Debt permitted to be incurred after the date of this Fourteenth Supplemental Indenture will be, secured by First-Priority Stock Liens on the Collateral, which consists of the Capital Stock of each of the Company’s Domestic Hospital Subsidiaries. To the extent that the Company or any of its Subsidiaries incurs any Debt (other than Permitted Credit Agreement Debt) that is secured by a first priority or junior Lien on any property or assets of the Company or its Subsidiaries other than the Collateral, the Company will cause the Notes to be secured equally and ratably with, or prior to, such Debt and such Liens will be subject to the Collateral Trust Agreement; provided that the Other Secured Debt is not subject to the equal and ratable security requirement in this sentence.

Section 8.2. Stock Lien Security Documents

The due and punctual payment of the principal of and interest and Special Interest, if any, on the Notes when and as the same shall be due and payable, whether on an Interest Payment

Date, at Maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and Special Interest (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Company and the Guarantors to the Holders of Notes or the Trustee under the Indenture and the Notes, according to the terms hereunder or thereunder, are secured as provided in the Stock Lien Security Documents which the Company, the Pledgors and/or the Trustee have entered into in connection with the execution of this Fourteenth Supplemental Indenture. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Stock Lien Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Trustee to enter into the Stock Lien Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company will deliver to the Trustee copies of all documents delivered to the Collateral Trustee pursuant to the Stock Lien Security Documents, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Stock Lien Security Documents, to assure and confirm to the Trustee and the Collateral Trustee the security interest in the Collateral contemplated hereby, by the Stock Lien Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of the Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company will take, and will cause its Subsidiaries to take any and all actions reasonably required under applicable law to cause the Stock Lien Security Documents to create and maintain, as security for the Obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Collateral Trustee for the benefit of the Holders, superior to and prior to the rights of all third Persons (other than other holders of First-Priority Stock Secured Debt) and subject to no other Liens (other than Permitted Prior Liens).

Each Holder of the Notes, by acceptance of the Notes, hereby authorizes the Trustee and the Collateral Trustee, as applicable, on behalf of and for the benefit of the Holders, to be the agent for and representative of the Holders with respect to the Note Guarantees, the Collateral and the Stock Lien Security Documents.

Anything contained in any of the Note Documents to the contrary notwithstanding, each Holder hereby agrees that no Holder or the Trustee shall have any right individually to realize upon any of the Collateral, it being understood and agreed that all powers, rights and remedies of the Trustee hereunder may be exercised solely by the Trustee in accordance with the terms hereof and all powers, rights and remedies in respect of the Collateral under the Stock Lien Security Documents may be exercised solely by the Collateral Trustee and its agents.

Section 8.3. Release of Security Interests

(a) In accordance with the provisions of the Collateral Trust Agreement or as provided hereby, the Collateral Trustee’s Liens upon the Collateral will be released:

(1) in whole, upon (A) payment in full and discharge of all outstanding Stock Secured Debt and all other Stock Secured Obligations that are outstanding, due and payable at the time all of the Stock Secured Debt is paid in full and discharged and (B) termination or expiration of all commitments to extend credit under all Stock Secured Debt Documents and the cancellation or termination or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Stock Secured Debt Documents) of all outstanding letters of credit, if any, issued pursuant to any Stock Secured Debt Documents;

(2) as to any Collateral that is sold, transferred or otherwise disposed of by the Company or any other Pledgor (including by way of merger or consolidation) to a Person that is not (either before or after such sale, transfer or disposition) the Company or a Guarantor in a transaction or other circumstance that does not violate Section 4.6 hereof and is not prohibited by any of the other Stock Secured Debt Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided, that the Collateral Trustee’s Liens upon the Collateral will not be released if the sale or disposition is subject to Section 801 of the Existing Indenture or Section 9.4 hereof;

(3) as to any Collateral constituting pledged Capital Stock of a Subsidiary of the Company, upon liquidation and dissolution of that Subsidiary in a transaction that is not prohibited by any of the Stock Secured Debt Documents;

(4) as to any Collateral owned by a Guarantor, upon the release of that Guarantor from its Guarantee in accordance with the terms of the Stock Secured Debt Documents;

(5) as to a release of any or all of the Collateral, if (A) consent to release of that Collateral has been given by the requisite percentage or number of holders of each Series of Stock Secured Debt at the time outstanding as provided for in the applicable Stock Secured Debt Documents and (B) the Company has delivered an Officers’ Certificate to the Collateral Trustee certifying that any such necessary consents have been obtained; and

(6) as otherwise permitted by the Indenture and each other Stock Secured Debt Document.

(b) With respect to the Notes, the Collateral Trustee’s First-Priority Stock Lien upon the Collateral will no longer secure the Notes outstanding under the Indenture or any other Obligations in respect of such Notes under the Indenture, and the right of the Holders of Notes and such Obligations to the benefits and Proceeds of the Collateral Trustee’s First-Priority Stock Lien on the Collateral will terminate and be discharged:

(1) upon satisfaction and discharge of the Indenture as set forth under Article Four of the Existing Indenture;

(2) upon a Defeasance or Covenant Defeasance of the Notes as set forth under Article Six hereof;

(3) upon payment in full and discharge of all Notes outstanding under the Indenture and all Obligations in respect of such Notes that are outstanding, due and payable under the Indenture at the time the Notes are paid in full and discharged; or

(4) in whole or in part, with the consent of the Holders of the requisite percentage of the Notes then outstanding in accordance with Article Nine of the Existing Indenture, as supplemented by Article Seven of this Fourteenth Supplemental Indenture.

In addition the Company shall deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to the release of such First-Priority Stock Liens have been satisfied.

Section 8.4. Additional First-Priority Stock Secured Debt

Subject to the provisions of the Indenture and the other Stock Lien Security Documents, the Company may incur additional First-Priority Stock Secured Debt by issuing Additional Notes under the Indenture or issuing or increasing any other Series of First-Priority Stock Secured Debt. All additional First-Priority Stock Secured Debt will be pari passu with the Notes and will be secured by the Collateral equally and ratably with the Notes for as long as the Notes and the Note Guarantees are secured by the Collateral. The additional First-Priority Stock Secured Debt will only be permitted to be secured by the Collateral if such Debt and the related Liens are permitted to be incurred under the Indenture, including Section 4.1 hereof.

The Collateral Trust Agreement sets forth the procedures pursuant to which an additional series of Debt can become an additional Series of First-Priority Stock Secured Debt that is entitled to be secured equally and ratably with the Notes by the Liens on the Collateral granted to the Collateral Trustee. The Indenture and all future First-Priority Stock Lien Documents will be required to provide that, notwithstanding (i) anything to the contrary contained in the Stock Lien Security Documents; (ii) the time of incurrence of any Series of First-Priority Stock Secured Debt; (iii) the order or method of attachment or perfection of any Liens securing any Series of First-Priority Stock Secured Debt; (iv) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral; (v) the time of taking possession or control over any Collateral; (vi) that any First-Priority Stock Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or (vii) the rules for determining priority under any law governing relative priorities of Liens:

(1) all First-Priority Stock Liens granted at any time by the Company or any other Pledgor secure, equally and ratably, all present and future First-Priority Stock Secured Obligations; and

(2) all Proceeds of all First-Priority Stock Liens granted at any time by the Company or any other Pledgor will be allocated and distributed equally and ratably on account of the First-Priority Stock Secured Debt and other First-Priority Stock Secured Obligations.

The First-Priority Stock Lien Representative of each future Series of First-Priority Stock Secured Debt shall be required to deliver a Collateral Trust Joinder to the Collateral Trustee at the time of incurrence of such Series of First-Priority Stock Secured Debt, and the Company shall promptly provide the Trustee with a copy of each such Collateral Trust Joinder; provided, however, that the failure to so deliver a copy of such Collateral Trust Joinder to the Trustee shall not affect the status of such future Debt as First-Priority Stock Secured Debt if the other requirements contained in the Collateral Trust Agreement in connection with the incurrence of additional Secured Debt are complied with.

The Company may also incur new or additional Junior Stock Secured Debt in accordance with the provisions of the Indenture and the Collateral Trust Agreement.

Section 8.5. Compliance with Trust Indenture Act

The Company shall comply with the provisions of TIA §314. The Company shall deliver to the Trustee the Opinion of Counsel required in accordance with TIA § 314(b) by no later than November 21 of each year commencing November 21, 2012.

(a) To the extent applicable, the Company shall cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Stock Lien Security Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an Officer of the Company except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the Trustee.

(b) Notwithstanding anything to the contrary in Section 8.5(a), the Company shall not be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to one or a series of released Collateral.

Section 8.6. Collateral Trustee

(a) The Company has appointed The Bank of New York Mellon Trust Company, N.A. to serve as the Collateral Trustee for the benefit of, among others, the Holders of the Notes, the holders of the Existing Secured Notes and the holders of future Stock Secured Obligations.

(b) The Collateral Trustee (directly or through co-trustees or agents) holds and will continue to hold, and is entitled to and will continue to be entitled to enforce, all Liens on the Collateral created by the Stock Lien Security Documents.

(c) Except as provided in the Stock Lien Security Documents, the Collateral Trust Agreement or as directed by an Act of Required Stock Secured Debtholders, the Collateral Trustee is not nor will it be obligated:

(1) to act upon directions purported to be delivered to it by any Person in respect of the Collateral;

(2) to foreclose upon or otherwise enforce any Lien on the Collateral; or

(3) to take any other action whatsoever with regard to any or all of the Stock Lien Security Documents, the Liens created thereby or the Collateral.

Section 8.7. Further Assurances

(a) The Company and each of the other Pledgors will do or cause to be done all acts and things that may be required to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of Stock Secured Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the date hereof), in each case as contemplated by, and with the Lien priority required under, the Stock Secured Debt Documents.

(b) The Company and each of the Pledgors shall promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Stock Secured Debt Documents for the benefit of the holders of Stock Secured Obligations.

ARTICLE NINE

NOTE GUARANTEES

Section 9.1. Guarantee

(a) Subject to this Article Nine, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the Obligations of the Company hereunder or thereunder, that:

(1) the principal of, premium and Special Interest, if any, and interest on, the Notes will be promptly paid in full when due, whether at Maturity, by acceleration,

redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their Obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

(c) If any Holder, the Trustee or the Collateral Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee, the Collateral Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the Maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Five of the Existing Indenture (as amended hereby) for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such Obligations as provided in Article Five of the Existing Indenture (as amended hereby), such Obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 9.2. Limitation on Guarantor Liability

By its execution of this Fourteenth Supplemental Indenture, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under this Article Nine, result in the Obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 9.3. Execution and Delivery of Note Guarantee

To evidence its Note Guarantee set forth in Section 9.1 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Fourteenth Supplemental Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 9.1 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Fourteenth Supplemental Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Fourteenth Supplemental Indenture on behalf of the Guarantors.

Section 9.4. Guarantors May Consolidate, Etc., Only on Certain Terms

Except as otherwise provided in Section 9.5 hereof, no Guarantor shall, and the Company will not permit any Guarantor to, consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, and no Guarantor shall, and the Company will not permit any Guarantor to, permit any Person to consolidate with or merge into such Guarantor or convey, transfer or lease its properties and assets substantially as an entirety to such Guarantor, unless:

(1) subject to Section 9.5 hereof, either such Guarantor shall be the surviving corporation of such consolidation or merger or the resultant or successor corporation shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the Obligations of such Guarantor under the Indenture and such Guarantor’s Guarantee; and

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

The Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

In case of any such consolidation, merger, conveyance, transfer or lease and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Section 9.5. Releases

(a) Upon the full and final payment and performance of all Obligations under the Indenture and the Notes, each Guarantor will be released and relieved of any Obligations under its Note Guarantee.

(b) In the event of any sale or other disposition of all of the Capital Stock of any Guarantor (including by way of merger, consolidation or otherwise) to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company in a transaction that is not prohibited by the Indenture, then such Guarantor will be released and relieved of any obligations under its Note Guarantee; provided that the Net Available Cash from such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.6 hereof. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.6 hereof, the Trustee will execute any documents reasonably required and provided to it in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

(c) Upon liquidation and dissolution of any Guarantor in a transaction that is not prohibited by the Indenture, such Guarantor will be released and relieved of any obligations under its Note Guarantee.

(d) Upon Defeasance of the Notes in accordance with Article Six hereof or satisfaction and discharge of the Indenture in accordance with Article Four of the Existing Indenture, each Guarantor will be released and relieved of any obligations under its Note Guarantee.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 9.5 will remain liable for the full amount of principal of and interest and premium and Special Interest, if any, on the Notes and for the other obligations of any Guarantor under the Indenture as provided in this Article Nine.

ARTICLE TEN

MISCELLANEOUS

Section 10.1. Conditions Precedent

The effectiveness of this Fourteenth Supplemental Indenture is conditioned upon the receipt by the Trustee of the items specified in Sections 102 and 903 of the Existing Indenture.

Section 10.2. Relationship to Existing Indenture

The Fourteenth Supplemental Indenture is a supplemental indenture within the meaning of the Existing Indenture. The Existing Indenture, as supplemented and amended by this Fourteenth Supplemental Indenture, is in all respects ratified, confirmed and approved and, with respect to the Notes, the Existing Indenture, as supplemented and amended by this Fourteenth Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

Section 10.3. Modification of the Existing Indenture

Except as expressly modified by this Fourteenth Supplemental Indenture, the provisions of the Existing Indenture shall govern the terms and conditions of the Notes.

Section 10.4. Notices

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if it writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

Tenet Healthcare Corporation

1445 Ross Avenue

Dallas, TX 75202

Facsimile No.: (469) 893-8600

Attention: General Counsel

With a copy to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166-0193

Facsimile: (212) 351-4035

Attention: Barbara Becker

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

700 South Flower Street, Suite 500

Los Angeles, CA 90017

Facsimile No.: (213) 630-6298

Attention: Corporate Unit

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 10.5. Governing Law; Submission to Jurisdiction

This instrument shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof. The Company and each Guarantor hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any Federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture, the Guarantees and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

Section 10.6. Counterparts

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

Section 10.7. Waiver of Jury Trial

EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING

ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTE GUARANTEES, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.8. Force Majeure

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

[Signature pages follow]

Dated as of November 21, 2011

TENET HEALTHCARE CORPORATION

By:	/s/ Biggs C. Porter

Name:	Biggs C. Porter
Title:	Chief Financial Officer

Signature Page to Fourteenth Supplemental Indenture

CGH HOSPITAL, LTD.
By CORAL GABLES HOSPITAL, INC, its General Partner

By:	/s/ Tyler C. Murphy

Name:	Tyler C. Murphy
Title:	Treasurer

HILTON HEAD HEALTH SYSTEM, L.P.
By TENET PHYSICIAN SERVICES-
HILTON HEAD, INC, its General Partner

By:	/s/ Tyler C. Murphy

Name:	Tyler C. Murphy
Title:	Treasurer

NEW MEDICAL HORIZONS II, LTD.
By CYPRESS FAIRBANKS MEDICAL
CENTER, INC, its General Partner

By:	/s/ Tyler C. Murphy

Name:	Tyler C. Murphy
Title:	Treasurer

TENET 100 MEDICAL CENTER SLIDELL, L.L.C.
By TENET LOUISIANA, INC, its Sole and Managing Member

By:	/s/ Tyler C. Murphy

Name:	Tyler C. Murphy
Title:	Treasurer

TENET FRISCO, LTD. By TENET TEXAS, INC, its General Partner

By:	/s/ Tyler C. Murphy

Name:	Tyler C. Murphy
Title:	Treasurer

Signature Page to Fourteenth Supplemental Indenture

TENET HEALTHSYSTEM
HAHNEMANN, L.L.C.
By TENET HEALTHSYSTEM
PHILADELPHIA, INC, its Managing Member

By:	/s/ Tyler C. Murphy

Name:	Tyler C. Murphy
Title:	Treasurer

TENET HEALTHSYSTEM
ST. CHRISTOPHER’S HOSPITAL FOR
CHILDREN, L.L.C.
By TENET HEALTHSYSTEM PHILADELPHIA,
INC, its Managing Member

By:	/s/ Tyler C. Murphy

Name:	Tyler C. Murphy
Title:	Treasurer

TENET HOSPITALS LIMITED
By TENET TEXAS, INC, its General Partner

By:	/s/ Tyler C. Murphy

Name:	Tyler C. Murphy
Title:	Treasurer

THE HEALTHCARE, LTD.
By LIFEMARK HOSPITALS, INC, its General Partner

By:	/s/ Tyler C. Murphy

Name:	Tyler C. Murphy
Title:	Treasurer

Signature Page to Fourteenth Supplemental Indenture

AMERICAN MEDICAL (CENTRAL), INC.
AMI INFORMATION SYSTEMS GROUP, INC.
AMISUB (HEIGHTS), INC.
AMISUB (HILTON HEAD), INC.
AMISUB (SFH), INC.
AMISUB (TWELVE OAKS), INC.
AMISUB OF NORTH CAROLINA, INC.
AMISUB OF SOUTH CAROLINA, INC.
AMISUB OF TEXAS, INC.
ANAHEIM MRI HOLDING INC.
BROOKWOOD HEALTH SERVICES, INC.
COASTAL CAROLINA MEDICAL CENTER, INC.
COMMUNITY HOSPITAL OF LOS GATOS, INC.
CORAL GABLES HOSPITAL, INC.
CYPRESS FAIRBANKS MEDICAL CENTER, INC.
DELRAY MEDICAL CENTER, INC.
DOCTORS HOSPITAL OF MANTECA, INC.
DOCTORS MEDICAL CENTER OF MODESTO, INC.
EAST COOPER COMMUNITY HOSPITAL, INC.
FMC MEDICAL, INC.
FOUNTAIN VALLEY REGIONAL HOSPITAL AND
MEDICAL CENTER
FRYE REGIONAL MEDICAL CENTER, INC.
JFK MEMORIAL HOSPITAL, INC.
LAKEWOOD REGIONAL MEDICAL CENTER, INC.
LIFEMARK HOSPITALS, INC.
LIFEMARK HOSPITALS OF FLORIDA, INC.
LOS ALAMITOS MEDICAL CENTER, INC.
NORTH FULTON MEDICAL CENTER, INC.
ORNDA HOSPITAL CORPORATION
PALM BEACH GARDENS COMMUNITY
HOSPITAL, INC.
PLACENTIA-LINDA HOSPITAL, INC.
SAN RAMON REGIONAL MEDICAL CENTER, INC.
SIERRA VISTA HOSPITAL, INC.
TENET CALIFORNIA, INC.
TENET FLORIDA, INC.
TENET GOOD SAMARITAN, INC.
TENET HEALTHSYSTEM BARTLETT, INC.
TENET HEALTHSYSTEM CFMC, INC.

Signature Page to Fourteenth Supplemental Indenture

TENET HEALTHSYSTEM DESERT, INC.
TENET HEALTHSYSTEM DI, INC.
TENET HEALTHSYSTEM GB, INC.
TENET HEALTHSYSTEM HEALTHCORP
TENET HEALTHSYSTEM HOLDINGS, INC.
TENET HEALTHSYSTEM KNC, INC.
TENET HEALTHSYSTEM MEDICAL, INC.
TENET HEALTHSYSTEM NORTH SHORE, INC.
TENET HEALTHSYSTEM PHILADELPHIA, INC.
TENET HEALTHSYSTEM SGH, INC.
TENET HEALTHSYSTEM SL, INC.
TENET HEALTHSYSTEM SPALDING, INC.
TENET HIALEAH HEALTHSYSTEM, INC.
TENET HOSPITALS, INC.
TENET LOUISIANA, INC.
TENET MISSOURI, INC.
TENET PHYSICIAN SERVICES—HILTON HEAD,
INC.
TENET SOUTH FULTON, INC.
TENET ST. MARY’S, INC.
TENET TEXAS, INC.
TENETSUB TEXAS, INC.
TWIN CITIES COMMUNITY HOSPITAL, INC.
WEST BOCA MEDICAL CENTER, INC.

By:	/s/ Tyler C. Murphy

Name:	Tyler C. Murphy
Title:	Treasurer

Signature Page to Fourteenth Supplemental Indenture

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Teresa Petta

Name:	Teresa Petta
Title:	Vice President

Signature Page to Fourteenth Supplemental Indenture

EXHIBIT A

To Fourteenth Supplemental Indenture

[Face of Note]

[Insert Original Issue Discount Legend here, if applicable]

CUSIP/CINS [                    ]

6.250% Senior Secured Notes due 2018

No.[ ]	$ [ ]

TENET HEALTHCARE CORPORATION

promises to pay to [            ] or registered assigns,

the principal sum of [                                                                                                                          ] DOLLARS on November 1, 2018.

Interest Payment Dates: May 1 and November 1

Record Dates: April 15 and October 15

Dated: [            ], 20[    ]

TENET HEALTHCARE CORPORATION

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as Trustee

By:
Authorized Signatory

[Back of Note]

6.250% Senior Secured Notes due 2018

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Tenet Healthcare Corporation, a corporation duly organized and existing under the laws of the State of Nevada (the “Company”), promises to pay interest on the principal amount of this Note at 6.25% per annum from [            ], 20[    ] until Maturity and shall pay the Special Interest, if any, payable pursuant to Section 2 of the Registration Rights Agreement referred to below. The Company will pay interest and Special Interest, if any, semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be [            ], 20[    ]. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2) METHOD OF PAYMENT. The Company will pay interest on the Notes and Special Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Notes will be payable as to principal, premium and Special Interest, if any, and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest and Special Interest, if any, may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Special Interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Until otherwise designated by the Company, the office or agency of the Company in New York will be the office of the Trustee maintained for such purpose.

(3) PAYING AGENT AND REGISTRAR. Initially, the corporate trust department of The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE AND SECURITY DOCUMENTS. The Company issued the Notes under an Indenture, dated as of November 6, 2001, between the Company and The Bank of New York, as predecessor trustee to the Trustee, as supplemented by the Fourteenth Supplemental Indenture (the “Fourteenth Supplemental Indenture”), dated as of November 21, 2011 (as so supplemented, the “Indenture”), among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured Obligations of the Company. The Notes are secured by a pledge of the Collateral pursuant to the Stock Lien Security Documents referred to in the Indenture. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

The Company, at its option, may redeem the Notes, in whole or in part, at any time, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of the Redemption Date, plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

(6) MANDATORY REDEMPTION.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) REPURCHASE AT THE OPTION OF HOLDER.

(a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Special Interest, if any, on the Notes repurchased, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) In the event of an Asset Disposition that requires the purchase of Notes (and other First-Priority Stock Secured Debt), the Company will purchase Notes tendered pursuant to an offer (an “Asset Disposition Offer”) by the Company for the Notes (and such other First-Priority Stock Secured Debt) at a purchase price of 100% of their principal amount (or, in the event such other First-Priority Stock Secured Debt was issued with significant original issue discount, 100% of the accreted value thereof), without premium, plus accrued but unpaid interest and Special Interest, if any (or, in respect of such other First-Priority Stock Secured Debt, such other price, not to exceed 100%, as may be provided for by the terms of such other First-Priority Stock Secured Debt), in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 3.3 of the Fourteenth Supplemental Indenture. If there remains a balance of Net Available Cash after purchasing all securities tendered, then such balance may be used in any manner not prohibited by the Indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $2,000 principal amount or any greater integral multiple of $1,000 in excess thereof. Notwithstanding the foregoing, the Company shall not be required to make such an Asset Disposition Offer to purchase Notes (and other First-Priority Stock Secured Debt) if the Net Available Cash available therefor is less than $100.0 million (which lesser amount shall be carried forward for purposes of determining whether such an Asset Disposition Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an Asset Disposition Offer, Net Available Cash will be deemed to be reduced by the aggregate amount of such Asset Disposition Offer. Holders of Notes that are the subject of an offer to purchase will receive an Asset Disposition Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Event or Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of the Notes and Note Guarantees in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

(12) EVENTS OF DEFAULT AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Special Interest, if any, with respect to the Notes; (ii) default in the payment when due of the principal of, or premium, if any, on, the Notes when the same becomes due and payable at Maturity; (iii) failure by the Company for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes including Additional Notes, if any, then outstanding to comply with Section 4.6 or 4.7 of the Fourteenth Supplemental Indenture; (iv) failure by the Company or any Guarantor for 90 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes including Additional Notes, if any, then outstanding to comply with the covenants or warranties in the Indenture; (v) default under certain other agreements relating to Debt of the Company or any Guarantor which default results in the acceleration of such Debt prior to its express maturity; (vi) certain events of bankruptcy or insolvency with respect to the Company or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary; (vii) with respect to Collateral having a fair market value in excess of $25.0 million, the security interest created under the Pledge Agreement, any other Stock Lien Security Document or the Indenture is held in any judicial proceeding to be unenforceable or invalid or the security interest in the Pledge Agreement ceases for any reason to be in full force and effect for any reason other than in accordance with the terms of the Indenture and the Pledge Agreement and any other Stock Lien Security Document or the Company or any Subsidiary asserts, in any pleading in a judicial proceeding, that any security interest created under the Pledge Agreement, any other Stock Lien Security Document or the Indenture is invalid or unenforceable; and (viii) except as permitted by the Indenture or the Note Guarantees, any Note Guarantee of any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary ceases for any reason to be in full force and effect and enforceable or the Company or any Guarantor denies or disaffirms the Guarantor’s obligations under such Guarantor’s Note Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Event of Default (except an Event of Default relating to the payment of principal or interest or premium or Special Interest, if any) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Event of Default and its consequences under the Indenture except a continuing Event of Default in the payment of interest or premium or

Special Interest, if any, on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Event of Default, to deliver to the Trustee a statement specifying such Event of Default.

(13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(14) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company or any of the Guarantors, as such, will not have any liability for any obligations of the Company or the Guarantors under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(15) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Exchange and Registration Rights Agreement dated as of November 21, 2011, among the Company, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).

(18) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES

OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Tenet Healthcare Corporation

1445 Ross Avenue

Dallas, TX 75202

Attention: Investor Relations

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.6 or 4.7 of the Fourteenth Supplemental Indenture, check the appropriate box below:

☐ Section 4.6	☐ Section 4.7

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.6 or Section 4.7 of the Fourteenth Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule of Exchanges of Interests in the Global Note *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

To Fourteenth Supplemental Indenture

FORM OF CERTIFICATE OF TRANSFER

Tenet Healthcare Corporation

1445 Ross Avenue

Dallas, TX 75202

Attention: Investor Relations

The Bank of New York Mellon Trust Company, N.A.

700 South Flower Street, Suite 500

Los Angeles, CA 90017

Attention: Corporate Unit

Re:	6.250% Senior Secured Notes Due 2018

Reference is hereby made to the Indenture, dated as of November 6, 2001, between Tenet Healthcare Corporation, as issuer (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York, as supplemented by the Fourteenth Supplemental Indenture, dated as of November 21, 2011, among the Company, the Guarantors party thereto and the Trustee (as so supplemented, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[            ], (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $[            ] in such Note[s] or interests (the “Transfer”), to [            ] (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The

Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

OR

(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;

OR

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

OR

(d) ☐ such Transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the

Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the.

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ Unrestricted Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

To Fourteenth Supplemental Indenture

FORM OF CERTIFICATE OF EXCHANGE

Tenet Healthcare Corporation

1445 Ross Avenue

Dallas, TX 75202

Attention: Investor Relations

The Bank of New York Mellon Trust Company, N.A.

700 South Flower Street, Suite 500

Los Angeles, CA 90017

Attention: Corporate Unit

Re:	6.250% Senior Secured Notes Due 2018

(CUSIP                     )

Reference is hereby made to the Indenture, dated as of November 6, 2001, between Tenet Healthcare Corporation, as issuer (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York, as supplemented by the Fourteenth Supplemental Indenture, dated as of November 21, 2011, among the Company, the Guarantors party thereto and the Trustee (as so supplemented, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[                    ], (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $[            ] in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

EXHIBIT D

To Fourteenth Supplemental Indenture

FORM OF CERTIFICATE FROM TRANSFEREE

Tenet Healthcare Corporation

1445 Ross Avenue

Dallas, TX 75202

Attention: Investor Relations

The Bank of New York Mellon Trust Company, N.A.

700 South Flower Street, Suite 500

Los Angeles, CA 90017

Attention: Corporate Unit

Re:	6.250% Senior Secured Notes Due 2018

Reference is hereby made to the Indenture, dated as of November 6, 2001, between Tenet Healthcare Corporation, as issuer (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York, as supplemented by the Fourteenth Supplemental Indenture, dated as of November 21, 2011, among the Company, the Guarantors party thereto and the Trustee (as so supplemented, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $[            ] aggregate principal amount of:

(a)	☐ a beneficial interest in a Global Note, or

(b)	☐ a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company; (B) under a registration statement that has been declared effective under the Securities Act; (C) to a Person that we reasonably believe is a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) that is purchasing for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A, all in compliance with Rule 144A (if available); (D) in an offshore transaction complying with Rule 903 or

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Rule 904 of Regulation S under the Securities Act; or (E) under any other available exemption from the registration requirements of the Securities Act.

3. We understand that, prior to any transfer of the Notes pursuant to clause (E) of paragraph 2, we will be required to furnish to the Company such legal opinions as the Company may require and may rely upon to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We understand that we may also be required to furnish to you and the Company such certifications and other information as you or the Company may require and may rely upon to confirm that any transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

4. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are not acquiring the Notes with a view towards any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion and on behalf of which we have the full power to make the foregoing acknowledgments, representations and agreements.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. We understand that you and the Company and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agree that, if any of the foregoing acknowledgments, representations and agreements is no longer accurate, we will promptly notify you and the Company of such inaccuracy.

[Insert Name of Transferee]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E

To Fourteenth Supplemental Indenture

[FORM OF NOTATION OF GUARANTEE]

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of November 6, 2001, between Tenet Healthcare Corporation, as issuer (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York (the “Trustee”), as supplemented by the Fourteenth Supplemental Indenture, dated as of November 21, 2011 (the “Fourteenth Supplemental Indenture”), among the Company, the Guarantors party thereto and the Trustee (as so supplemented, the “Indenture”), (a) the due and punctual payment of the principal of, premium and Special Interest, if any, and interest on, the Notes, whether at Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other Obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article Nine of the Fourteenth Supplemental Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

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EXHIBIT F

To Fourteenth Supplemental Indenture

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [            ], 20[    ], among [            ] (the “Guaranteeing Subsidiary”), a subsidiary of Tenet Healthcare Corporation (or its permitted successor), a corporation duly organized and existing under the laws of the State of Nevada (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of November 6, 2001 (the “Base Indenture”), between the Company and The Bank of New York, as predecessor trustee to the Trustee, as supplemented by the Fourteenth Supplemental Indenture, dated as of November 21, 2011 (the “Fourteenth Supplemental Indenture”), among the Company, the Guarantors party thereto and the Trustee (as so supplemented, the “Indenture”), providing for the issuance of 6.250% Senior Secured Notes due 2018 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 901 of the Base Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article Nine of the Fourteenth Supplemental Indenture.

4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes,

F-1

any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: [            ], 20[    ]

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

TENET HEALTHCARE CORPORATION

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:
Authorized Signatory

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